EXHIBIT 10.6

                                  AGREEMENT AND
                         BILL OF TRANSFER AND ASSIGNMENT

   This AGREEMENT AND BILL OF TRANSFER AND ASSIGNMENT ("Bill of Transfer") is made as of the ___ day of ________, 1997, among Apple Realty Group, Inc., a Virginia corporation (the "Company"), Cornerstone Realty Income Trust, Inc., a Virginia corporation (the "Acquiror") and Apple Residential Income Trust, Inc., a Virginia corporation ("Apple").

                                    RECITALS

A. The Company was engaged to render certain property acquisition and disposition services to Apple under a Property Acquisition/Disposition Agreement dated as of November 1, 1997 (the "Brokerage Agreement") in exchange for payment by Apple of certain fees described therein.

B. The Company has agreed to transfer all of the assets of the Company (the only material assets being its rights in the Brokerage Agreement) to the Acquiror for certain cash and common shares of the Acquiror, as set forth herein.

   NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Transferred Assets. The Company hereby transfers, conveys, assigns and delivers to the Acquiror all of the material assets of the Company as follows: All of the Company's rights and interests in, to and under the Brokerage Agreement (collectively, the "Transferred Assets"). The Company hereby represents, and the Acquiror hereby acknowledges, that the Transferred Assets are free of all liens and other encumbrances and comprise all of the material assets of the Company. The Company represents and acknowledges that there are no defaults under the Brokerage Agreement. Further, the Company and the Acquiror acknowledge that the Company is entitled to acquisition fees under the Brokerage Agreement earned with respect to property acquisitions of Apple closed during the period preceding March 1, 1997, and that the Acquiror shall be entitled to all fees and compensation under the Brokerage Agreement attributable to the period on and after such date.

2. Consideration for Transfer. In exchange for the Transferred Assets, the Acquiror agrees to transfer to the Company on the date of this Bill of Transfer (i) the Agreed-Upon Number of common shares of the Acquiror (the "REIT Common Shares") plus (ii) cash in the amount of $350,000. The Agreed-Upon Number of such common shares shall equal (1) $1,650,000 divided by (2) the per Share public offering price for the Acquiror's common shares under its Prospectus dated March 14, 1997 less the underwriting commissions and discounts referred to therein.

3. Assignability. The right to be issued the REIT Common Shares may be distributed by the Company to its shareholders, but shall not otherwise be voluntarily assigned or transferred.

4. Registration Rights. Prior to June 1, 1997, the Acquiror shall enter into with the Company or any subsequent holder of the REIT Common Shares (any such person, a "Rights Holder") a registration rights agreement ("Registration Rights Agreement") in form and substance agreeable to the Acquiror and the Rights Holders, providing, among other things, for the following with respect to the REIT Common Shares:

          (a) In the time periods and with the frequency described in Section 4(b) below, the Acquiror shall file and use its best efforts to cause to become effective, registration statements under the Securities Act of 1933, and all necessary qualifications or registrations under the securities laws covering the resale by the Rights Holders of the REIT Common Shares issued to the Rights Holders hereunder (each, a "Registration Statement").

          (b) A Registration Statement shall be filed within 60 days after the first anniversary of the issuance of the REIT Common Shares hereunder.

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          (c)  The  Acquiror   shall  use  its  best  efforts  to  maintain  the
     effectiveness of each Registration Statement until the earlier of (i) such time as all of the REIT Common Shares covered thereby have been sold by the Rights Holders, and (ii) such time as all of the REIT Common Shares covered thereby may be resold by the Rights Holders without restriction under the Securities Act.

          (d) During any consecutive three month period, the Rights Holders shall be prohibited, unless the Acquiror shall otherwise consent thereto in writing, from selling more than 25% of the outstanding REIT Common Shares, whether pursuant to a Registration Statement or otherwise, except in an underwritten public offering in which the managing underwriter is one reasonably acceptable to the Acquiror.

          (e) All expenses of such Registration Statement shall be borne by the Acquiror, other than (i) any underwriting discounts or commissions or transfer taxes, and (ii) the fees and expenses of all separate counsel for the Rights Holders in excess of the reasonable fees and expenses of one separate counsel retained by the Rights Holders to (A) review the Registration Statement as requested by the Acquiror, (B) review or prepare information to be provided at the Acquiror's request, and (C) review documents and instruments to be executed by the Rights Holders at the request of the Acquiror.

          (f)

               (i) The Rights Holders shall refrain from the sale of any REIT Common Shares for one or more periods of not more than sixty (60) days following written notice from the Acquiror that the relevant Registration Statement is not then current, due to the existence of material non-public information disclosure of which would materially adversely affect the business interests of the Acquiror, and prior to the Rights Holders' receipt from the Acquiror of written notice that such Registration Statement is again current, provided that the Rights Holders shall not be precluded from effecting sales pursuant to this clause (i) for more than ninety (90) days during any 360-day period.

               (ii)Following written notice from the Acquiror that it has filed and caused to become effective a registration statement including an offering of common shares for sale by the Acquiror to the public in an underwritten public offering, the Rights Holders shall enter into agreements with the underwriters of such public offering, substantially in the same form and for the same time period as agreements entered into by the officers and directors of the Acquiror, precluding the sale of common shares in the Acquiror by Rights Holders for a period not to exceed one hundred eighty (180) days following such notice, provided that the Rights Holders were given the opportunity to include their REIT Common Shares for sale in such public offering.

          (g) With respect to a Registration Statement, the following procedures shall apply:

               (i) The Acquiror will, prior to filing a Registration Statement or prospectus or any amendment or supplement thereto, furnish to the Rights Holders and counsel designated by the Rights Holders, copies of such registration statement or prospectus as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the foregoing, and thereafter furnish to the Rights Holders, such number of copies of such Registration Statement (including each preliminary prospectus) and such other documents as the Rights Holders may reasonably request in order to facilitate the disposition of the REIT Common Shares covered by the Registration Statement.

               (ii) The Acquiror will use its best efforts to register or qualify the REIT Common Shares under such other securities or blue sky laws of such jurisdictions in the United States as the Rights Holders reasonably request; provided, that the Acquiror will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

               (iii) The Acquiror will immediately notify the Rights Holders at any time when a prospectus included in a Registration Statement is required to be delivered under the Securities Act of 1933, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such REIT Common Shares, such

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          prospectus will not contain an untrue  statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly make available to the Rights Holders any such supplement or amendment.

               (iv) The Acquiror will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

               (v) The Acquiror shall promptly notify the Rights Holders (A) when the prospectus or any prospectus supplement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has been declared effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (D) of the receipt by the Acquiror of any notification with respect to the suspension of the qualification of the REIT Common Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

               (vi) The Rights Holders and each officer, director and controlling person of the Rights Holders shall be indemnified by the Acquiror for all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue or alleged untrue statement or any omission or alleged omission in the then-current prospectus included in a Registration Statement, unless based upon information (if any) furnished to the Acquiror by the Rights Holders expressly for use in a Registration Statement in a writing signed by or on behalf of the Rights Holders.

          (h) The Acquiror and each officer, director and controlling person of the Acquiror shall be indemnified by the Rights Holders for all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue or alleged untrue statement or any omission or alleged omission in the then-current prospectus included in a Registration Statement, if based upon information (if any) furnished to the Acquiror by the Rights Holders expressly for use in a Registration Statement in a writing signed by or on behalf of the Rights Holders.

          (i) The Rights Holders agree to promptly provide information or execute and deliver documents reasonably determined by the Acquiror to be necessary to facilitate the preparation or filing of a Registration Statement.

5. Apple Consent. Apple consents to the assignment by the Company to the Acquiror of its rights and interests in, to and under the Brokerage Agreement. The Acquiror shall assume all of the duties and obligations and shall be entitled to all of the rights, powers and benefits formerly held by the Company under the Brokerage Agreement.

6. Benefits of Agreement. Except as set forth in Paragraph 7 below, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto any remedy or claim.

7. Successors. The provisions of this Agreement are intended to be binding upon the Company, its successors and permitted assigns, and are for the benefit of the Acquiror, its successors and assigns.

   IN WITNESS WHEREOF, the parties have executed this Agreement and Bill of Transfer and Assignment as of the date set forth above.


                                        The Company:
                                        APPLE REALTY GROUP, INC.


                                        By:
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                                        Title:
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                                        The Acquiror:
                                        CORNERSTONE REALTY INCOME TRUST, INC.


                                        By:
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                                        Title:
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                                        Apple:
                                        APPLE RESIDENTIAL INCOME TRUST, INC.


                                        By:
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                                        Title:
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